Exhibit 10.1
NON-RECOURSE INDEMNITY AND SECURITY AGREEMENT
     This Non-Recourse Indemnity and Security Agreement (this “Agreement”) is made and entered into as of September 14, 2007, by and between CAPITALSOUTH BANK, an Alabama banking corporation (the “Bank”), and JAMES C. BOWEN, a resident of Duval County, Florida (“Indemnitor” or “Bowen”), and is joined in by CAPITALSOUTH BANCORP, a Delaware corporation and a registered bank holding company (“CapitalSouth”), with respect to Section 32 and Exhibit A of this Agreement.
R E C I T A L S :
     A. The Bank is a wholly-owned subsidiary of CapitalSouth Bancorp, a Delaware corporation and a registered bank holding company (“CapitalSouth”).
     B. CapitalSouth and Monticello Bancshares, Inc., a Florida corporation and a savings and loan association holding company (“Monticello”), have heretofore entered into that certain Agreement and Plan of Merger dated February 28, 2007 (the “Merger Agreement”), which is joined in by Indemnitor.
     C. Mortgage Lion, Inc. (“Mortgage Lion”) is a wholly-owned subsidiary of Monticello Bank, a federal savings bank (“Monticello Bank”), which in turn is a wholly-owned subsidiary of Monticello.
     D. In connection with the consummation of the Merger Agreement, it is also contemplated that Monticello Bank will be contemporaneously merged with and into the Bank.
     E. Indemnitor is the principal shareholder of Monticello and is desirous of the transactions contemplated by the Merger Agreement being consummated.
     F. Monticello Bank and/or Mortgage Lion are parties to various agreements pursuant to which loans are sold by them to investors (“Loan Purchasers”).
     G. In connection with consummation of the Merger Agreement, Indemnitor is to be issued a promissory note by CapitalSouth in the original principal amount of Eight Million Dollars ($8,000,000) (the “Original Promissory Note”). CapitalSouth and Indemnitor hereby agree that CapitalSouth shall bifurcate the Original Promissory Note and issue to Indemnitor one promissory note in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Pledged Note”) in order to fund any indemnification obligations of Indemnitor under this Agreement. CapitalSouth shall issue to Indemnitor a second promissory note in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000) (the “Non-Pledged Note”), which the parties hereto agree shall not fund any indemnification obligations of Indemnitor under this Agreement. The amortization schedule for each of the Pledged Note and the Non-Pledged Note will be contained therein, and CapitalSouth and Indemnitor hereby agree that the Pledged Note will not begin to amortize until the final payment to Indemnitor of all principal and interest owed to Indemnitor under the Non-Pledged Note is made by CapitalSouth.
     H. As further consideration hereunder, CapitalSouth is willing, to the extent provided herein, to permit Indemnitor to convert a portion of the Non-Pledged Note to CapitalSouth common stock, and to grant to Indemnitor certain registration rights with respect to the shares of CapitalSouth common stock that Indemnitor receives pursuant to his conversion of the Non-Pledged Note.
     I. CapitalSouth and the Bank seek tangible assurance that Monticello Bank and Mortgage Lion’s estimated liability with respect to repurchase obligations, indemnities and damages to Loan Purchasers is not inconsistent with CapitalSouth assumptions.
     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration paid in hand by the Bank to Indemnitor, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, the parties hereto, intending to be legally bound, do hereby agree as follows:
     1. Indemnitor hereby assumes all liability for, and undertakes without condition, limitation or reservation of any kind, except as expressly provided herein, to pay, protect, defend, indemnify and save Bank and CapitalSouth harmless from and against any and all claims, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, litigation, demands, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever, including attorney’s fees and expenses (collectively, “Claims”) which may at any time, subject to the limits set forth in Sections 3, 4 and 5, be imposed upon, incurred by or asserted or awarded against any of the Bank, Mortgage Lion, Monticello Bank, Monticello, CapitalSouth, or any of their respective officers, directors or employees, and arising, directly or indirectly, from or out of or in any way related to (i) any breach or alleged breach or violation of any obligation, or an obligation to repurchase a loan or indemnify the original purchaser thereof, existing under or pursuant to any agreement, understanding, instrument, representation, assignment, endorsement or conveyance, of any type or nature, affecting or relating to the sale or transfer of any loan of any type or nature, including mortgage loans, construction loans, home equity loans, home equity lines of credit, letters of credit or installment loans by Monticello Bank or Mortgage Lion to a Loan Purchaser, occurring on or prior to the “Effective Time of the Merger” under the Merger Agreement (each a “Covered Loan”), whether or not caused by or within the control of Indemnitor, Mortgage Lion, Monticello Bank, Monticello or CapitalSouth, and (ii) any claim, suit, demand, including the settlement thereof and any expenses, including attorney’s fees, disbursements, costs of investigation, expert fees, court fees, mediator fees and arbitrator fees, relating to any Covered Loan sold, transferred or hypothecated to a third party by any of Mortgage Lion, Monticello or Monticello Bank prior to the Effective Time of the Merger, whether sounding in contract, tort, statutory claim or otherwise, and whether such claim, suit or demand is brought, known or knowable prior to or after the Effective Time of the Merger.

     2. For purposes of this Agreement, amounts subject to indemnification under Section 1 (“Indemnified Costs”) which are of the following nature shall be determined as specified below:
     a. Indemnified Costs which are out-of-pocket expenses, such as indemnification payments by the Bank, settlements, attorney’s fees, consultant fees and the like, shall be the actual amount paid by the Bank. Any subsequent recoveries, reductions, reimbursements or discounts with respect thereto, such as damages or indemnity payments from third parties, shall be deducted from Indemnified Costs which are incurred or, to the extent such was paid by the Indemnitor, reimbursed thereto.
     b. The Indemnified Costs with respect to a repurchased loan shall be equal to (i) the gross sum paid to repurchase such loan, including principal, return of any premiums originally paid by the purchaser with respect thereto, accrued interest, and any other amounts asserted by the purchaser, and reasonably accepted by the Bank, less (ii) the fair market value of such loan, which, in the Bank’s full and absolute discretion, may be the amount for which such loan could be reasonably expected to be sold to another purchaser on a non-recourse basis subject only to representations with respect to title to such loan, or, in the case of a defaulted Covered Loan, the fair market value of the collateral therefor, as determined by a third-party appraisal.
     c. The Indemnified Costs shall not include internal costs of the Bank and/or Mortgage Lion incurred in connection with responding to any claims with respect to Covered Loans except with respect to personnel, if any, whose primary responsibility relates to working with or managing Claims, and in any event such internal costs shall exclude allocations of overhead, costs associated with any compensation payable to Indemnitor, and any allocation of executive management compensation with respect to the Bank.
     d. All amounts shall be computed in accordance with generally accepted accounting principles, consistently applied, but shall include appropriate reductions or credits for any federal and state income tax savings with respect thereto.
     3. Notwithstanding anything else to the contrary contained in Section 1, Indemnitor shall have no liability or obligation with respect to otherwise Indemnified Costs, until the Indemnified Costs incurred or accrued reach Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Threshold Amount”), commencing as of August 31, 2007.
     4. Notwithstanding anything else to the contrary contained in Section 1, Indemnitor shall have no obligation under this Agreement with respect to any Indemnified Cost which both (i) first occurs or is accruable after the fourth anniversary of the Effective Time of the Merger and (ii) the basis of which was not known or reasonably expected as of such fourth anniversary date; that is, Indemnitor shall continue to be responsible with respect to any Indemnified Cost even if incurred after such fourth anniversary date if any similar or related Indemnified Cost with respect to a given Covered Loan had begun to be incurred or accrued prior to such fourth anniversary date or if on or prior to such fourth anniversary date a reasonable person would expect Indemnified Costs to be incurred with respect to one or more specifically identified Covered Loans. The parties agree to negotiate in good faith to determine an appropriate reserve amount for any Indemnified Cost which is expected to be incurred or accrued after such fourth anniversary date. Indemnitor’s liability under this Agreement shall not exceed such reserved amount. If the parties cannot agree on such reserve amount, any differences between their estimated future amounts may be withheld by the Bank as a reserve but shall be released to Indemnitor at such time in the future that the parties agree or such Indemnified Costs are otherwise finally determined. At such time, the remaining balance, if any, of such reserve shall be released to Indemnitor, together with interest which, in addition to any other amounts of interest already payable upon such reserve (i.e., if it continues to be held in the form of the Pledged Note or a portion thereof) will equal a rate on such amount due to be released to Indemnitor of not less than ten percent (10%) per annum from the fourth anniversary date.
     5. Notwithstanding anything else to the contrary contained in Section 1, Indemnitor shall be responsible for payment of only fifty percent (50%) of all Indemnified Costs (the “Indemnified Obligation Share”) above the Threshold Amount and shall be absolutely limited to a maximum amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Maximum Amount”). Amounts which are due by Indemnitor shall be deducted immediately from the principal balance which is due and owing under the Pledged Note or otherwise, or at the election of Indemnitor (or in the event that the Pledged Note has been converted, in whole or in part, to another form of Collateral), paid in cash or its equivalent by the Indemnitor to the Bank not later than thirty (30) days after the presentation to the Indemnitor of an invoice with respect thereto. Upon request of the Bank, Indemnitor shall promptly execute an acknowledgement with respect to the reduction of any principal amount from the Pledged Note or other obligation held as Collateral. Notwithstanding anything else to the contrary contained in Section 1, if and when the principal balance of the Pledged Note has been reduced to zero, all obligations of Indemnitor under this agreement shall cease, and Indemnitor shall not owe any further amounts for any Indemnified Costs.
     6. The Bank and Indemnitor contemplate mutual cooperation with respect to minimizing the amount of any Indemnified Costs. In that regard, the Bank contemplates permitting Indemnitor an active role, so long as he diligently and effectively pursues such, in the administration of Claims. In that regard, Indemnitor shall not be deemed an employee or agent of the Bank but shall regularly consult with the Bank. Notwithstanding the foregoing, the Bank and Mortgage Lion shall have full and absolute discretion in dealing with any Covered Loan and incurring any Indemnified Cost, whether before or after the Threshold Amount is reached. Indemnitor shall have no right to assume defense or consent or not consent, reasonably or otherwise, to any action or settlement which may be brought or effected by the Bank and/or Mortgage Lion in good faith. Nothing in this Agreement shall limit the full and absolute discretion of the Bank or Mortgage Lion (after the Effective Time of the Merger), and their respective officers, directors and employees, to take or omit to take such actions, compromise or refuse to compromise such claims, incur or decline to incur such costs and expenses, to employ or engage, or not employ or engage, such persons as the Bank deems appropriate, and no such action or failure to act by the Bank or Mortgage Lion shall in any way impair, reduce or diminish the obligations of Indemnitor under this Agreement. Any consultation, practice or course of dealing by the Bank with respect to Indemnitor shall not constitute a waiver of any provision with respect to this Agreement or any obligation on the part of the Bank to continue to do so. There is no obligation under this Agreement for the Bank to provide Indemnitor with any contemporaneous or periodic reports or updates with respect to the Covered Loans or any Indemnified Costs or expectations of Indemnified Costs, other than at such times that invoices are submitted by the Bank to Indemnitor. Indemnitor may request, in writing, copies of invoices, settlements, accounting ledgers and canceled checks with respect to the Indemnified Costs which have been incurred or have been accrued. Except upon written authorization of the CEO, President or CFO of the Bank, Indemnitor shall not act in an manner which either binds the Bank or Mortgage Lion with respect to a Covered Loan or an Indemnified Cost or which purports to be action on behalf of the Bank under this Agreement.
     7. In furtherance of Indemnitor’s collaborative role hereunder, Indemnitor agrees to use his commercially reasonable efforts to assist the Bank, and to cause other persons knowledgeable in matters relating to Covered Loans to assist the Bank, in connection with the resolution of any Claims relating thereto. The foregoing shall not be construed to require the full business time and efforts of Indemnitor or for Indemnitor to incur any out-of-pocket costs with respect thereto. In the event that it is necessary for Indemnitor to provide any testimony or respond to any subpoenas, no fees or compensation shall be payable to Indemnitor in connection therewith. To the extent that Indemnitor is entitled, under the terms of the Merger Agreement or the bylaws of any of Mortgage Lion, Monticello Bank, CapitalSouth Bank or CapitalSouth to any indemnification with respect to any matter relating to the Covered Loans, such costs of indemnification shall be considered an Indemnified Cost hereunder.
     8. Indemnitor represents and warrants that Indemnitor has provided the Bank with full and accurate information with respect to the Covered Loans and all pending or threatened claims with respect thereto, and shall continue to do so through the Effective Time of the Merger, and thereafter for so long as Indemnitor is in a position as an officer or director of any of Mortgage Lion, the Bank or CapitalSouth to do so, and that such information does not omit to state any fact necessary, in light of the statements made, to not be misleading.
     9. As security for the prompt payment and performance of each of the covenants and obligations of Indemnitor under this Agreement, including payment of the Indemnified Obligation Share (time being of the essence with respect thereto), and payment of any enforcement costs hereunder (collectively all of the liabilities and obligations of Indemnitor under this Agreement being referred to as the “Obligations”), Indemnitor hereby assigns to the Bank and grants to the Bank a security interest in the principle balance Pledged Note, excluding all interest due or to become due on the Pledged Note, and any extensions, renewals, substitutions or novations of the Pledged Note (collectively, the “Collateral”), and hereby deposits and pledges to the Bank the Pledged Note and grants to the Bank a lien thereon and a security interest therein. The Pledged Note will contain a restriction, using such language as reasonably agreed to by CapitalSouth, alerting any potential transferee of this Agreement and voiding any such transfer in violation of this Agreement.
     10. Notwithstanding anything to the contrary contained herein, but without in any manner releasing, impairing or otherwise affecting this Agreement or the validity hereof, or the lien hereof, in the event of any default under the terms of this Agreement, so long as Indemnitor has not transferred the Pledged Note or any interest therein in violation of this Agreement, then the Bank will not hold Indemnitor personally liable for payment of the obligations under this Agreement; provided that nothing in this section shall be deemed to prejudice the rights of the Bank to proceed against any entity or person whatsoever, including Indemnitor, and Indemnitor shall be personally liable, to the extent of any loss, expense or liability incurred by the Bank for (i) damages arising from any fraud or material misrepresentation by Indemnitor or any authorized representative of Indemnitor with respect to matters presented by Indemnitor and relied upon by the Bank in entering into this Agreement or the performance by Indemnitor of his obligations hereunder; and (ii) the willful or grossly negligent violation by Indemnitor of any law, ordinance, rule, regulation, permit, license, or other legal requirements applicable to Indemnitor.
     11. Indemnitor agrees that the Bank is hereby authorized to file financing statements in such jurisdiction or jurisdictions as the Bank deems necessary or convenient in order to further perfect its security interest in the Collateral hereunder.
     12. Indemnitor hereby expressly authorizes the Bank and CapitalSouth to enter into such arrangements as they may deem necessary or appropriate in order to permit, and Indemnitor hereby expressly authorizes, the Bank to set off any amounts due and owing hereunder to the Bank against sums owing by CapitalSouth under the Pledged Note to Indemnitor at the par amounts thereof.
     13. Indemnitor hereby covenants and agrees that, until all of the Obligations have been paid and performed in full, (i) without the prior written consent of the Bank, Indemnitor will not sell, convey, or otherwise dispose of any of the Collateral, including the Pledged Note, or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever in or with respect to any of the Collateral, including the Pledged Note, or the proceeds thereof, other than that created hereby; and (ii) Indemnitor shall, at Indemnitor’s own expense, defend the Bank’s right, title, special property and security interest in and to the Collateral, including the Pledged Note, against the claims of any person, firm, corporation or other entity.
     14. Indemnitor shall at any time, and from time to time, upon the written request of the Bank, execute and deliver such further documents, including, but not limited to, financing statements, and do such further acts and things as the Bank may reasonably request to effect the purposes of this Agreement.
     15. Upon the payment and performance in full of all Obligations, this Agreement shall terminate and the Bank shall deliver to Indemnitor the Pledged Note, as such may have been reduced pursuant hereto.

     16. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Note while held hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Note upon it tendering surrender of it to Indemnitor.
     17. Indemnitor hereby agrees that nothing in this Agreement shall be construed as requiring CapitalSouth, the Bank or Mortgage Lion to continue to operate in any mortgage loan origination line of business or to do or not do business with any third party, such as a purchaser of Covered Loans, or to retain or discharge any employee, independent contractor or other agent or attorney.
     18. No course of dealing between Indemnitor and the Bank, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Bank hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by the Bank shall be effective unless it is made in writing and by a duly authorized officer or agent of the Bank, and no waiver by the Bank of any right or remedy shall constitute a waiver of any other or future right or remedy.
     19. The rights and remedies provided herein are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of the Bank as a secured party under the Uniform Commercial Code.
     20. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.
     21. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. Nothing herein shall be construed as creating any obligation or constituting any admission of liability with respect to any claims with respect to a Covered Loan.
     22. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by fax or email of a manually signed copy hereof.
     23. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon hand delivery, (ii) one (1) business day following the date sent when sent by overnight delivery and (iii) three (3) business days following the date mailed when mailed by first class, registered or certified mail and postage prepaid at the following address:

If to CapitalSouth or the Bank:
CapitalSouth Bancorp
2340 Woodcrest Place, Suite 200
Birmingham, AL 35209
With a copy to:
Bradley Arant Rose & White LLP
1819 Fifth Avenue North
Birmingham, Alabama 35203
Attention: J. Paul Compton, Jr.
If to the Indemnitor:
James C. Bowen
1500 Campbell Avenue
Jacksonville, Florida 32207
With a copy to:
Miller, Hamilton, Snider & Odom, LLC
100 Colonial Bank Boulevard
Suite B101
Montgomery, Alabama 36117
Attention: Hugh C. Nickson, III
     Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.
     24. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any conflict of law provision.
     25. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     26. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder at the time at which it speaks, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The Bank shall be entitled to rely on the representations, warranties and covenants of the Seller contained in this Agreement notwithstanding any examination or investigation of any related matters performed by the Bank.
     27. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement shall have the meanings determined by, and all calculations with respect to accounting and financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof,” “herein,” and terms of similar import shall refer to this Agreement. Unless the context clearly requires otherwise, the use of the terms “including,” “included,” “such as,” or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.
     28. The parties hereto, by executing this Agreement, WAIVE THEIR RIGHT TO TRIAL BY JURY of disputes, claims or controversies between themselves or any of their respective officers, directors, partners, employees, shareholders, affiliates or agents (such non-signatories being the intended third party beneficiaries of this Agreement with respect solely to this Section 28) and instead agree that ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by CapitalSouth, one of whom shall be selected by Indemnitor, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this

Agreement to arbitrate is governed by and enforceable under 9 U.S.C. §§ 1 et seq. The place of arbitration shall be Birmingham, Alabama.
     29. This Agreement is a continuing agreement until all Obligations hereunder have been satisfied.
     30. Indemnitor acknowledges that the statute of limitations applicable to this Agreement shall begin to run only upon Indemnitor’s failure or refusal to pay any of the Obligations hereunder; provided that, if subsequent to such default if the Bank reaches any agreement with respect to such Obligations or agrees to forebear the enforcement of its claims against Indemnitor, the statute of limitations shall be reinstated for its full duration until Indemnitor again defaults.
     31. This Agreement shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon Indemnitor and his respective heirs, executors, administrator, successors and assigns.
     32. Indemnitor and CapitalSouth hereby agree that the Non-Pledged Note shall be structured to contain terms that allow a portion of the Non-Pledged Note to be converted from time to time and at such time as mutually reasonably agreed upon by Indemnitor and CapitalSouth, and consistent with applicable securities laws, to the extent that such conversion will allow Indemnitor to own in the aggregate, immediately following the conversion, the number of shares of common stock up to that Indemnitor would have received upon the closing of the transactions contemplated by the Merger Agreement assuming that the price per share of CapitalSouth common stock was the closing price as of February 28, 2007. The conversion price per share of common stock of CapitalSouth shall be the average of the high and low prices as of the date immediately prior to such conversion. The shares issued upon conversion of the Non-Pledged Note shall be unregistered and, in addition, such unregistered shares received by Indemnitor shall be subject to customary transfer restrictions and any others which are applicable to other shares of CapitalSouth common stock owned by Indemnitor as of the conversion date. CapitalSouth hereby agrees to grant to Indemnitor certain registration rights with respect to the shares of CapitalSouth common stock that Indemnitor receives pursuant to his conversion of the Non-Pledged Note, and that such rights are contained in Exhibit A attached hereto.
     33. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties with respect to the Obligations and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed and delivered as of the date first above written.

CAPITALSOUTH BANCORP
By:	/s/ W. Dan Puckett
Its: Chairman and Chief Executive Officer

CAPITALSOUTH BANK
By:	/s/ W. Dan Puckett
Its: Chairman and Chief Executive Officer

/s/ James C. Bowen [L.S.]
James C. Bowen

STATE OF ALABAMA	)
:
JEFFERSON COUNTY	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that W. Dan Puckett, whose name as Chairman and Chief Executive Officer of CAPITALSOUTH BANCORP, a Delaware corporation and a registered bank holding company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
     Given under my hand and official seal this 14th day of September, 2007.

/s/ Christi P. Maske
Notary Public

[NOTARIAL SEAL]	My commission expires:	July 2, 2011

STATE OF ALABAMA	)
:
JEFFERSON COUNTY	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that W. Dan Puckett, whose name as Chairman and Chief Executive Officer of CAPITALSOUTH BANK, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
     Given under my hand and official seal this 14th day of September, 2007.

/s/ Christi P. Maske
Notary Public

[NOTARIAL SEAL]	My commission expires:	July 2, 2011

STATE OF GEORGIA	)
:
BEN HILL COUNTY	)
     I, the undersigned, a notary public in and for said county in said state, hereby certify that James C. Bowen, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he executed the same voluntarily on the day the same bears date.
     Given under my hand and official seal this 14th day of September, 2007.

/s/ Penny Henderson
Notary Public

[NOTARIAL SEAL]	My commission expires:	March 4, 2008

Exhibit A
Registration Rights
     1. Registration Rights. CapitalSouth covenants and agrees as follows:
          1.1 Definitions. For purposes of this Section 1:
               (a) The term “register”, “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Act”), and the declaration or ordering of effectiveness of such registration statement or document; and
               (b) The term “Registrable Securities” means (A) any shares of CapitalSouth’s common stock, $1.00 par value per share (the “Common Stock”), issuable or issued to Bowen upon conversion of the Non-Pledged Note, (B) shares of any class of capital stock or other securities into which or for which any such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization, merger or consolidation of CapitalSouth or sale of all or substantially all of the assets of CapitalSouth, and (C) any other shares of Common Stock issued in respect of such shares described in clauses (A) and (B) of this definition (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events), excluding in all cases, however, (x) any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned, or (y) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.
          1.2 Piggyback Registration. If (but without any obligation to do so) CapitalSouth proposes to register any of its securities under the Act in connection with the public offering of such securities solely for cash within three (3) years of the date hereof (other than (i) a registration relating solely to the sale of securities to participants in a CapitalSouth stock plan, or (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), CapitalSouth shall, at such time, promptly give Bowen written notice of such registration. Upon the written request of Bowen given to CapitalSouth within fifteen (15) days after mailing of written notice by CapitalSouth, CapitalSouth shall, subject to the provisions of Section 1.6 hereof, use its reasonable efforts to cause to be registered under the Act all of the Registrable Securities that Bowen has requested to be registered.
          1.3 Obligations of CapitalSouth. Whenever required under this Section 1 to effect the registration of any Registrable Securities, CapitalSouth shall, in a commercially prompt manner:
               (a) Prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of Bowen, keep such registration statement effective for the earlier of 120 days or until the distribution described in the registration statement has been completed;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
               (c) Furnish to Bowen, within a reasonable time, such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him;
               (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall otherwise be applicable to securities registered by CapitalSouth;
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and any other customary agreements, in usual and customary form, with the underwriters of such offering and take all such actions requested to expedite or facilitate the disposition of shares. Bowen, as a participant in such underwriting, shall also enter into and perform his obligations under any such agreements;
               (f) Notify Bowen at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (g) Cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by CapitalSouth are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system (NASDAQ); and
               (h) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, CapitalSouth will use its commercially reasonable efforts promptly to obtain the withdrawal of such order.
          1.4 Furnish Information. It shall be a condition precedent to the obligations of CapitalSouth to take any action pursuant to this Section 1 with respect to the Registrable Securities of Bowen that Bowen shall furnish to CapitalSouth such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of Bowen’s Registrable Securities.

          1.5 Expenses of CapitalSouth Registration. CapitalSouth shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 hereof, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of counsel for Bowen.
          1.6 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by CapitalSouth, CapitalSouth shall not be required under Section 1.2 hereof to include any of Bowen’s securities in such underwriting unless he accepts the terms of the underwriting as agreed upon between CapitalSouth and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by CapitalSouth. If the total amount of securities, including Registrable Securities requested by Bowen to be included in such offering, exceeds the amount of securities sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then CapitalSouth shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering.
          1.7 Delay of Registration. Bowen shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.8 Assignment of Registration Rights. The rights to cause CapitalSouth to register Registrable Securities pursuant to this Section 1 may not be assigned by Bowen to a transferee or assignee without the prior written consent of CapitalSouth, which may be withheld in CapitalSouth’s sole discretion.
     2. Miscellaneous Provisions.
          2.1 Descriptive Headings. The descriptive headings in this Exhibit A have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.
          2.2 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Exhibit A, the prevailing party shall be entitled to reasonable attorney fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          2.3 Stock Splits. All references to numbers of shares in this Exhibit A shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by CapitalSouth occurring after the date of this Exhibit A.